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                                                  EXHIBIT 2

                 CONSENT OF INDEPENDENT ACCOUNTS
                             ------

To the Retirement Plan Administrator of the
   UNC Retirement Income Savings Plan

We consent to the incorporation by reference in the registration statement of UNC Incorporated on Form S-8 (No. 33-41703) of our report dated June 7, 1996, on our audits of the financial statements of the UNC Retirement Income Savings Plan as of December 31, 1995 and 1994 and for the year ended December 31, 1995, which report is incorporated by reference in this annual report on Form 11-K.



                                        COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
June 26, 1996
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